Exhibit 99.3

CELLDEX THERAPEUTICS, INC.

119 FOURTH AVENUE
NEEDHAM, MA 02494

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Celldex in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Celldex, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,  DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M17001-Z50748	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CELLDEX THERAPEUTICS, INC.

A	The Board of Directors recommends you vote FOR the following proposal(s):

Vote on Proposals

		For	Against	Abstain

1.	To approve the issuance of shares of Celldex common stock in the merger.	☐	☐	☐

2.

To approve to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are insufficient votes to constitute a quorum or approve Proposal No. 1 at the time of the special meeting.

		☐	☐	☐

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement.

B	Non-Voting Items

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

C	Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important  Notice  Regarding  the Availability  of Proxy Materials  for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M17002-Z50748

Celldex Therapeutics,

Proxy Solicited  by the Board of Directors for the

Special Meeting of Stockholders

on [     ], 2009

The undersigned hereby appoints Avery W. Catlin and Anthony S. Marucci, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of common stock held of record by the undersigned on August 20, 2009, at the Special Meeting of Stockholders (the "Meeting")  to be held at the offices of Lowenstein Sandler PC, 1251 Avenue of the Americas, New York, New York on [   ], 2009 at 5:00 p.m. local time, or at any adjournment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR Proposal No. 1 to approve the issuance of shares of Celldex Therapeutics, Inc. ("Celldex") common stock in the merger; and FOR Proposal No. 2 to approve to adjourn the Meeting, if necessary, to solicit additional proxies, in the event there are insufficient votes to constitute a quorum or approve Proposal No. 1 at the time of the Meeting; and, in their discretion, the proxies are each authorized to vote upon such other business as may properly come before the Meeting and any adjournments or postponements thereof. Any stockholders wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the postage paid envelope provided.

Address  Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSEDENVELOPE.